Exhibit (a)(5)(C)

FOR IMMEDIATE RELEASE

CECO Environmental Announces Expiration of HSR Waiting Period

ADDISON, TX – December 5, 2024 – CECO Environmental Corp. (Nasdaq: CECO) (together with its consolidated subsidiaries and affiliates, “CECO”), a leading environmentally focused, diversified industrial company whose solutions protect people, the environment and industrial equipment, announced today that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR”), applicable to CECO’s tender offer for Profire Energy, Inc. (Nasdaq: PFIE) (“PFIE”) expired at 11:59 p.m., Eastern Time, on November 15, 2024.

The expiration of the HSR waiting period satisfies one of the conditions to consummate the tender offer. Other conditions remain to be satisfied, including, among others, a minimum tender of shares of common stock of PFIE representing a majority of the total number of outstanding shares of common stock of PFIE. Unless the tender offer is extended, the offer and withdrawal rights will expire at one minute after 11:59 p.m., Eastern Time, on December 31, 2024.

About CECO Environmental

CECO Environmental is a leading environmentally focused, diversified industrial company, serving a broad landscape of industrial air, industrial water, and energy transition markets across the globe through its key business segments: Engineered Systems and Industrial Process Solutions. Providing innovative technology and application expertise, CECO helps companies grow their business with safe, clean, and more efficient solutions that help protect people, the environment and industrial equipment. In regions around the world, CECO works to improve air quality, optimize the energy value chain, and provide custom solutions for applications including power generation, petrochemical processing, general industrial, refining, midstream oil and gas, electric vehicle production, polysilicon fabrication, battery recycling, beverage can, and water/wastewater treatment along with a wide range of other applications. CECO is listed on Nasdaq under the ticker symbol “CECO.” Incorporated in 1966, CECO’s global headquarters is in Addison, Texas. For more information, please visit www.cecoenviro.com.

SAFE HARBOR STATEMENT

Certain statements in this communication are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, which are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Any statements contained in this communication, other than statements of historical fact, including statements about management’s beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. We use words such as “believe,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “will,” “plan,” “should” and similar expressions to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Potential risks and uncertainties, among others, that could cause actual results to differ materially are discussed under “Item 1A. Risk Factors” of CECO’s Quarterly Reports on Form 10-Q and in CECO’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and include, but are not limited to:

•	the parties’ ability to complete the proposed transactions contemplated by the Merger Agreement in the anticipated timeframe or at all;

•	the effect of the announcement or pendency of the proposed transaction on business relationships, operating results, and business generally;

•	risks that the proposed transactions disrupt current plans and operations and potential difficulties in employee retention as a result of the proposed transactions;

•	risks related to diverting management’s attention from ongoing business operations;

•	the outcome of any legal proceedings that may be instituted related to the proposed transactions;

•	the amount of the costs, fees, expenses and other charges related to the proposed transactions;

•	the risk that competing offers or acquisition proposals will be made;

•	the sensitivity of CECO’s business to economic and financial market conditions generally and economic conditions in CECO’s service areas;

•	dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding estimates and method of accounting for revenue;

•	the effect of growth on CECO’s infrastructure, resources and existing sales;

•	the ability to expand operations in both new and existing markets;

•	the potential for contract delay or cancellation as a result of on-going or worsening supply chain challenges;

•	liabilities arising from faulty services or products that could result in significant professional or product liability, warranty or other claims;

•	changes in or developments with respect to any litigation or investigation;

•	failure to meet timely completion or performance standards that could result in higher cost and reduced profits or, in some cases, losses on projects;

•	the potential for fluctuations in prices for manufactured components and raw materials, including as a result of tariffs and surcharges, and rising energy costs;

•	inflationary pressures relating to rising raw material costs and the cost of labor;

•	the substantial amount of debt incurred in connection with CECO’s strategic transactions and its ability to repay or refinance it or incur additional debt in the future;

•	the impact of federal, state or local government regulations;

•	CECO’s ability to repurchase shares of its common stock and the amounts and timing of repurchases;

•	CECO’s ability to successfully realize the expected benefits of its restructuring program;

•	economic and political conditions generally;

•	CECO’s ability to optimize its business portfolio by identifying acquisition targets, executing upon any strategic acquisitions or divestitures, integrating acquired businesses and realizing the synergies from strategic transactions; and

•	unpredictability and severity of catastrophic events, including cybersecurity threats, acts of terrorism or outbreak of war or hostilities or public health crises, as well as management’s response to any of the aforementioned factors.

Many of these risks are beyond management’s ability to control or predict. Should one or more of these risks or uncertainties materialize, or should any related assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only to CECO’s views as of the date the statement is made. Furthermore, the forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission (the “SEC”), CECO undertakes no obligation to update or review any forward-looking statements, whether as a result of new information, future events or otherwise.

Important Additional Information Will be Filed with the SEC

This press release is neither an offer to purchase nor a solicitation of an offer to sell common stock of PFIE or any other securities. This communication is for informational purposes only. The tender offer transaction commenced by a subsidiary of CECO is being made pursuant to a tender offer statement on Schedule TO (including the Offer to Purchase, a related Letter of Transmittal and other offer materials) filed by such affiliates of CECO with the SEC. In addition, PFIE will file a solicitation/recommendation statement on Schedule 14D-9 with the SEC related to the tender offer. The offer to purchase shares of PFIE’ common stock is only being made pursuant to the Offer to Purchase, the Letter of Transmittal and related offer materials filed as a part of the tender offer statement on Schedule TO, in each case as amended from time to time. THE TENDER OFFER MATERIALS (INCLUDING THE OFFER TO PURCHASE, THE RELATED LETTER OF TRANSMITTAL AND OTHER MATERIALS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 CONTAIN IMPORTANT INFORMATION. PRIOR TO MAKING ANY DECISION REGARDING THE TENDER OFFER, PFIE STOCKHOLDERS ARE STRONGLY ADVISED TO CAREFULLY READ THESE DOCUMENTS, AS FILED AND AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE. PFIE stockholders will be able to obtain the tender offer statement on Schedule TO (including the Offer to Purchase, a related Letter of Transmittal and other offer materials) and the related solicitation/recommendation statement on Schedule 14D-9 at no charge on the SEC’s website at www.sec.gov. In addition, the tender offer statement on Schedule TO (including the Offer to Purchase, a related Letter of Transmittal and other offer materials) and the related solicitation/recommendation statement on Schedule 14D-9 may be obtained free of charge from D.F. King & Co., Inc. 48 Wall Street, 22nd Floor New York, New York 10005, Telephone Number (866) 342-4881.

Company Contact:

Peter Johansson
Chief Financial and Strategy Officer
888-990-6670

Investor Relations Contact:

Steven Hooser and Jean Marie Young
Three Part Advisors
214-872-2710
Investor.Relations@OneCECO.com